                              [FORM OF DEBENTURE]

                          [FORM OF FACE OF DEBENTURE]



                               HARRIS CORPORATION

                      ___% Debenture Due January __, 2026



REGISTERED                                                      REGISTERED
No. D _______                                                   $ ________

                                                                CUSIP:

                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depositary"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.*

                 THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.*


                 HARRIS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
or registered assignees (each a "Holder"), the principal sum of _________________ DOLLARS, on January __, 2026 (the "Stated Maturity Date")(except to the extent redeemed or repaid prior to the Stated Maturity
Date) and to pay interest thereon at ___% per annum from January __, 1996 (the "Original Issue Date"), until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the [first] [fifteenth] day of __________ and __________ (each an
__________________________________

*        Applies only if this Debenture is a Global Debenture.

"Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity Date (or any Redemption Date as defined on the reverse hereof, each such Stated Maturity Date and Redemption Date being herein referred to as a "Maturity Date" with respect to the principal, premium, if any, or interest paid on such date); PROVIDED, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Debenture on the Record Date with respect to such second Interest Payment Date.

                 Interest on this Debenture will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Record Date"); PROVIDED, however, that interest payable on any Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

                 As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of Cleveland, Ohio.

                 Payment of the principal of this Debenture, premium, if any, and the interest due at any Maturity Date will be made in immediately available funds, upon surrender of this Debenture at the office of the Trustee in Cleveland, Ohio, or if required by the terms of the Indenture, at an office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Debenture is in definitive registered form, payments of interest, other than interest due on any Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payments of principal of and interest payable on any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Trustee from the Holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Debenture to the Trustee





                                                                     Face - 2
at the Trustee's office at 1900 East Ninth Street, Cleveland, Ohio 44114 (the "Corporate Trust Office"). A Holder of $10,000,000 or more in aggregate principal amount of Debentures in definitive registered form having the same Interest Payment Dates may by written request to the Trustee at the Corporate Trust Office (or at such other address as the Company shall give notice in writing), not later than 15 calendar days prior to an Interest Payment Date, arrange to have the interest payable on all Debentures held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States. If this Debenture is registered in the name of the Depositary or its nominee, payments of interest on this Debenture will be made by wire transfer of immediately available funds to the Depositary.

                 Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, and to the Indenture, as defined on the reverse side hereof.





                                                                    Face - 3

                 Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature of one of its authorized representatives, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed, manually or in facsimile, under its corporate seal.


DATED:                                HARRIS CORPORATION

[SEAL]

                                      By: ___________________
                                          Authorized Signatory
TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Debentures
of the series designated
herein and referred to in the
within-mentioned Indenture.

NATIONAL CITY BANK,
  as Trustee


By:  ________________________
     Authorized Representative




                                                   Face - 4

                         [Form of Reverse of Debenture]

                          ___________________________

                 This Debenture is one of a duly authorized issue of securities (the "Securities") of the Company issued and to be issued in one or more series under an Indenture, dated as of October 1, 1990 (the "Indenture," which term includes all indentures supplemental thereto), between the Company and National City Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture as to the series of which the Debenture is a part), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debentures ("Holders") and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein.

                 This Debenture is not subject to any sinking fund.

                 This Debenture may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date (as defined below)(except as provided below), on notice, specifying the date of redemption (the "Redemption Date"), mailed to the Holders of the Debentures designated for redemption at their addresses as the same shall appear on the Security Register not more than 60 nor less than 30 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Debenture in part only, a new Debenture for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 The "Redemption Price" shall be equal to the greater of (i) 100% of the principal amount of this Debenture redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the portion of this Debenture redeemed discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus __ basis points, plus in each case accrued interest to the Redemption Date.

                 "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                 "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the





                                                                   Reverse - 1

Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                 "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, if the Company receives Reference Treasury Dealer Quotations from four different Reference Treasury Dealers, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

                 "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; PROVIDED, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. In addition, the Company and the Trustee may, at their option, designate two additional Primary Treasury Dealers for purposes of obtaining Reference Treasury Dealer Quotations.

                 Interest payment on this Debenture will include interest accrued to but excluding the Interest Payment Dates or any Maturity Date, as the case may be. Interest payments for this Debenture will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                 In the case where the Interest Payment Date or any Maturity Date does not fall on a Business Day (as defined on the face hereof), payment of interest, premium, if any, or principal otherwise payable on such date shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on any Maturity Date, and no





                                                                   Reverse - 2
interest shall accrue for the period from and after the Interest Payment Date or any Maturity Date to such next succeeding Business Day.

                 This Debenture and all the obligations of the Company hereunder are direct, unsecured obligations of the Company, and rank without preference or priority among themselves and PARI PASSU with all other existing and future unsecured and unsubordinated indebtedness of the Company.

                 The Indenture provides that, (i) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of Securities issued under the Indenture, including the series of Securities of which this Debenture forms a part, or due to the default in the performance or observance of any other covenant or agreement of the Company applicable to the Securities of such series but not applicable to all Outstanding Securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series (voting as a single class) issued under the Indenture and then Outstanding may then declare the entire principal of all Securities of each such affected series and interest accrued thereon to be due and payable immediately and (ii) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all Outstanding Securities issued thereunder, including this Debenture, due to certain events of bankruptcy, insolvency and reorganization of the Company, or due to defaults under and acceleration of other indebtedness under the circumstances described in the Indenture, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Securities issued under the Indenture and then Outstanding (treated as one class) may declare the entire principal of all such Securities and interest accrued thereon to be due and payable immediately; PROVIDED that upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or premium, if any, or interest on such Securities) by the Holders of a majority in aggregate principal amount of the Securities of such series (or of all of the Securities, in the case of defaults described in clause (ii) then Outstanding).

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture (including any prior supplemental Indenture) or modifying in any manner the rights and obligations of the Holders of the Securities of each series to be affected and of the Company; PROVIDED, however, that no such





                                                                   Reverse - 3
supplemental indenture shall (i) extend the fixed maturity of any of the Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the principal amount of a Security issued with original issue discount due and payable upon acceleration or the amount thereof provable in bankruptcy, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right to repayment at the option of the Holder, in each case without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Outstanding Securities so affected.

                 Any such consent or any waiver of a past default by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                 No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company (which term includes any successor corporation under the Indenture), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

                 This Debenture is transferable by the registered Holder herein in person or by his attorney duly authorized in writing at the office of the Trustee in Cleveland, Ohio, or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, but only in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Debenture; PROVIDED, however, that in no event will a Debenture that has been called for redemption in whole or in part be transferable except for the unredeemed portion of the Debenture being redeemed in part. Upon any transfer a new registered Debenture or Debentures of authorized denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

                 The Debentures of this series are issuable only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for an equal aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same, at the office of the Trustee in Cleveland, Ohio, or, if required by the terms of the Indenture,





                                                                   Reverse - 4
at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, without payment of any service or other charge except for any stamp or other tax or governmental charge in connection therewith.

                 The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereof made by anyone other than the Company or any Security Registrar), for the purpose of receiving payment hereof or on account hereof or interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                 No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Debenture, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 The Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

                 All terms used in this Debenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.





                                                                   Reverse - 5

                      ________________________________

                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                 TEN COM - as tenants in common

                 UNIF GIFT MIN ACT -- ...........Custodian.............
                                                               (Minor)
                                Under Uniform Gifts to Minors Act

                                .................................
                                               (State)

                 TEN ENT - as tenants by the entireties
                 JT TEN  - as joint tenants with right of survivorship
                           and not as tenants in common

         Additional abbreviations may also be used though not in the above list.





                                                                   Reverse - 6

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
                 Identifying Number of Assignee:________________________
________________________________________________________________________
                 PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                       INCLUDING ZIP CODE OF ASSIGNEE:
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

the within Debenture and all rights thereunder, hereby
irrevocably constituting and appointing
________________________________
attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

                                                  ___________________________
Dated:  _____________________                     NOTICE:  The signature to
                                                  this assignment must
                                                  correspond with the name as
                                                  written upon the face of the
                                                  within instrument in every
                                                  particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever.





                                                                   Reverse - 7